Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233

https://investors.sixflags.com	Media Contact: Gary Rhodes, 704.249.6119

SIX FLAGS ANNOUNCES CORPORATE GOVERNANCE CHANGES

•	Executive Chairman Selim Bassoul and Lead Independent Director Daniel J. Hanrahan to step down at year end

•	Marilyn Spiegel elected non-executive Chair of the Board of Directors, effective January 1, 2026

CHARLOTTE, N.C. (Oct. 10, 2025) — Six Flags Entertainment Corporation (NYSE: FUN) (the “Company”, “Six Flags” or the “Combined Company”), the largest regional amusement park operator in North America, today announced that Selim Bassoul, executive chairman, and Daniel J. Hanrahan, lead independent director, will step down from the Company’s Board of Directors (the “Board”), effective Dec. 31, 2025. Following the departure of Bassoul and Hanrahan, the Six Flags Board will comprise 10 directors, and Marilyn Spiegel will assume the role of non-executive Chair of the Board, effective Jan. 1, 2026.

“Leading the Six Flags Board of Directors through a period of transformation has been one of the most rewarding experiences of my career,” said Bassoul. “Together, we built a stronger, more innovative company – one that successfully completed the industry’s largest merger, expanded its growth opportunities, and refined the guest experience through technology and creativity. I am especially proud that Six Flags has been recognized as one of the best and brightest companies to work for nationwide – proof of our exceptional culture and the dedication of our people.”

Bassoul continued, “As I transition from the Board, I do so with great confidence in Marilyn Spiegel as she steps into the role of Chair. Marilyn’s experience and deep understanding of hospitality and guest experience make her exceptionally well suited to guide Six Flags into its next phase of growth. I look forward to seeing her leadership and vision propel the Company to even greater success.”

SIX FLAGS ANNOUNCES CORPORATE GOVERNANCE CHANGES

Oct. 10, 2025

Hanrahan added, “It has been a privilege to serve on the boards of Cedar Fair and Six Flags for the past 12 years, and I am incredibly proud of our accomplishments over that time. We have built one of the largest and most successful regional amusement park companies in the world, with a collection of unmatched entertainment properties. With a resilient business model and clear vision to optimize performance, I am confident Six Flags is well positioned to execute against its strategic priorities to deliver superior returns for its shareholders and unique experiences for its guests.”

After stepping down from the Board, Bassoul will serve as a consultant to the Company to facilitate the ongoing development and completion of Six Flags Qiddiya City in Saudi Arabia, which is expected to open later this year. “Looking ahead, I’m excited to continue supporting the Company through the completion of Six Flags Qiddiya City in Saudi Arabia – a landmark project that will showcase the next generation of entertainment experiences and global innovation,” Bassoul added. “It represents not only a bold step for Six Flags but also a vision of what the future of theme parks can be. I look forward to helping bring that vision to life and watching this remarkable company continue to inspire millions of guests worldwide.”

“On behalf of the entire Board and management team, I thank Selim and Dan for their dedication to the Company and their respective contributions to legacy Six Flags and legacy Cedar Fair,” said Spiegel. “Both Selim and Dan have provided invaluable leadership, expertise and guidance, and they were instrumental in executing last year’s merger. We wish them the best going forward.”

Spiegel continued, “It is an honor to be elected non-executive Chair of the Board and to succeed Selim in this role. Six Flags offers thrills and entertainment for the entire family that you cannot get anywhere else. Looking ahead, we are focused on delivering exceptional guest experiences and operating parks as efficiently as possible. Our process to identify the Company’s next CEO is underway and we are excited for Six Flags to achieve its full potential in the years ahead.”

About Marilyn Spiegel

Marilyn Spiegel has served on the Six Flags Board since 2023 and brings more than 30 years of experience in leadership roles in the gaming and hospitality industry, including as president of iconic Las Vegas resorts. Previously, she served as president of Wynn Las Vegas from December 2010 until her retirement in February 2013 and then

SIX FLAGS ANNOUNCES CORPORATE GOVERNANCE CHANGES

Oct. 10, 2025

came out of retirement to again serve as Wynn’s president from January 2019 to September 2021. Prior to her role at Wynn Las Vegas, from August 2006 to November 2010 Ms. Spiegel served as president of three Harrah’s Entertainment hotel and casino properties; Bally’s and Paris Las Vegas initially, and then in January 2010 her responsibilities were expanded to include Planet Hollywood following its acquisition by Harrah’s. Previously, she was the president of Harrah’s Las Vegas & Rio All-Suite Hotel & Casino from January 2004 to July 2006.

Ms. Spiegel serves as a board member of Invited Clubs, the largest owner and operator of private golf and country clubs in the country.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator with 27 amusement parks, 15 water parks and nine resort properties across 17 states in the U.S., Canada and Mexico. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “objective,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth

SIX FLAGS ANNOUNCES CORPORATE GOVERNANCE CHANGES

Oct. 10, 2025

and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the merger, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the merger; adverse weather conditions; general economic, political and market conditions; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Combined Company’s operations; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Combined Company; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com